(n)(1)(iv)

FORM OF

AMENDED SCHEDULE B

to the

SEVENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING FUNDS TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

Funds	Classes of Shares
	A	B	C	I	O	P	R	R6	W
ING Floating Rate Fund	0.25	N/A	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING GNMA Income Fund[1],3	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING High Yield Bond Fund[2,3,4]	0.25	1.00	1.00	N/A	N/A	N/A	0.50	N/A	N/A
ING Intermediate Bond Fund[1]	0.25	1.00	1.00	N/A	0.25	N/A	0.50	N/A	N/A
ING Short Term Bond Fund	0.25	N/A	1.00	N/A	N/A	N/A	N/A	N/A	N/A
ING Strategic Income Fund	0.25	N/A	1.00	N/A	N/A	N/A	0.50	N/A	N/A

Last Approved: May 23, 2013

Last Amended: May 23, 2013 to add Class R6 shares for ING Short Term Bond Fund.

1 ING GNMA Income Fund and ING Intermediate Bond Fund Class W shares effective December 17, 2007

2 ING High Yield Bond Fund Class I shares effective July 31, 2008.

3 ING GNMA Income Fund and ING HighYield Bond Fund Class R shares effective date to be determined.

4 ING High Yield Bond Fund Class W shares effective July 29, 2011.

2